SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

16427 North Scottsdale Road, Suite 410, Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 483-0420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2013, the Board of Directors of the Company authorized the issuance to Dr. Phillips W. Smith, who was elected on April 25, 2013 as a director of the Company with a term commencing May 1, 2013, a common stock purchase warrant expiring April 30, 2018, to purchase 1,000,000 shares of common stock of the Company at an exercise price per share of $0.20.   The number of shares as to which the warrant is exercisable vests in 24 monthly installments, commencing May 31, 2013, the first 23 installments being of 41,666 shares each, and the final installment is  of 41, 682 shares vesting April 30, 2015, after which date the warrant will be fully vested and exercisable as to the full 1,000,000 shares.

Item 9.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.62	Form of Common Stock Purchase Warrant issued to Phillips W. Smith.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA MUTUAL INC. (Registrant)

By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman,
Chief Executive Officer

Date:    May 14, 2013

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